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                                                                      EXHIBIT 21

                DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                                  SUBSIDIARIES





Name                                             Place of Incorporation                 % Ownership
----                                             ----------------------                 -----------

DPC Cirrus Inc.                                  USA/Delaware                               100%

EURO/DPC Limited                                 United Kingdom                             100%

Diagnostic Products International, Inc.          Barbados                                   100%

DPC Holding GmbH                                 Germany                                    100%

DPC Biermann GmbH                                Germany                                    100%

DPC Czech s.r.o.                                 Czech Republic                             100%

DPC d.o.o. Zagreb                                Croatia                                     50%

DPC Polska sp.z.o.o.                             Poland                                     100%

Diagnostic Products Corporation                  Netherlands                                100%
   Benelux B.V.

Diagnostic Products Corporation                  Netherlands                                100%
   Nederland B.V.

Diagnostic Products Corporation                  Belgium                                    100%
   Belgium b.v.b.A./s.p.r.l.

DPC Finland Oy                                   Finland                                    100%

Bio-Mediq DPC Pty. Ltd.                          Australia                                  100%

DPC Dipesa, S.A.                                 Spain                                      100%

Tianjin De Pu (DPC)                              China                                       90%
   Biotechnological and Medical
   Products, Inc.

DPC Medlab Produtos Medico                       Brazil                                      56%
   Hospitalares Ltda.

DPC Venezuela C.A.                               Venezuela                                   56%

DPC Medlab de Uruguay S.A.                       Uruguay                                     56%

Nippon DPC Corporation                           USA/California                              50%

DPC Skafte AB                                    Sweden                                      50%

D.P.C.-N. Tsakiris S.A.                          Greece                                      50%

Medical Systems, S.p.A.                          Italy                                       45%

Amerlab, Lda.                                    Portugal                                    40%